Exhibit 99.1

Healthcare Triangle announces the appointment of Chief Financial Officer and Director on the Board.

PLEASANTON, Calif., April 11th , 2025 (NEWMEDIAWIRE) -- Healthcare Triangle, Inc (Nasdaq: HCTI) (“HCTI” or the “Company”), a leader in digital transformation solutions including managed services, cloud enablement, cybersecurity, data analytics, and AI for the healthcare and life sciences industries, today announced two key executive appointment to drive it’s next phase of strategic growth and operational excellence.

The company has named Mr. David Ayanoglou as its new Chief Financial Officer (CFO) and appointed Ms. Sujatha Ramesh as a Director on the Board.

David Ayanoglou- Chief Financial Officer

David joins HCTI with a distinguished career of over 22 years of corporate finance experience, predominantly around software M&A and financial reporting. David has entrepreneurial drive and is passionate about strategy, value creation and relationship building.

In the last four years, David has been consulting to clients on M&A transactions, Corporate Reporting and CFO related matters in the Technology and Healthcare spaces.

Prior to that David was a Director of Valuations and Transaction Support at Open Text where he served for over 13 years and participated in the execution of over 43 transactions where the deal sizes ranged from $5M to $1.62B (Including acquisition of divisions of Dell/EMC). Three of the deals that David executed on were greater than $1B. The acquisitions that David participated in are the primary reason for Open Text’s market capitalization increasing over $11B during his tenure.

David has also held in senior finance roles including external reporting for a large SEC filer, and audit & assurance at KPMG LLP.

“I am thrilled to welcome David on board. His breadth of experience in corporate finance, M&A and strong business acumen will be an invaluable asset to the Company. I look forward to working with David to lead Healthcare Triangle to the next phase of their development,” said Dave Rosa, Chairman of the Board, Healthcare Triangle, Inc. “I also want to thank Thyagarajan Ramachandran for his commitment to the Company over the past 4 ½ years serving as CFO and wish him well in his future endeavours.”

“HCTI has overcome great difficulties and is now on a war path footing to success. I am excited to be part of this next chapter for HCTI” said David Ayanoglou.

David is a graduate of the University of Toronto (Rotman School of Business), a CPA, Chartered Accountant and a Chartered Business Valuator.

Ms. Sujatha Ramesh – Director on the Board

Sujatha currently serves as the HCTI’s Chief Operation Officer(COO). With over 25 years of senior executive experience across the Technology and Financial Services sectors, Sujatha brings a powerful combination of operational expertise, governance and controls insight, strategic foresight, and global execution excellence to HCTI’s boardroom. Her appointment further strengthens the Company’s leadership team as HCTI continues its global expansion and transformation initiatives.

“Sujatha’s appointment to the Board reflects our confidence in her leadership and the critical role she plays in shaping the future of HCTI,” said Dave Rosa, Chairman of the Board, Healthcare Triangle, Inc. “Her deep domain expertise, proven success in enterprise transformation, and unwavering commitment to innovation make her a tremendous asset to our Board.”

It is a true honor to join the Board of Directors during this pivotal moment in HCTI’s evolution,” said Sujatha Ramesh. “I am excited to collaborate with our leadership team to shape and execute a bold strategic vision—one that drives transformative innovation, operational excellence, and lasting impact across the global healthcare and life sciences ecosystem”

Sujatha’s appointment underscores HCTI’s commitment to advancing operational excellence and digital innovation across its global footprint.

Sujatha holds an MBA from NYU’s Leonard N. Stern School of Business and a Master of Science in Information Systems and Applications.

Her dual appointment underscores HCTI’s commitment to excellence in leadership, execution, and innovation as the Company continues to redefine healthcare through technology.

About Healthcare Triangle

Healthcare Triangle, Inc. based in Pleasanton, California, reinforces healthcare progress through breakthrough technology and extensive industry knowledge and expertise. We support healthcare including hospitals and health systems, payers, and pharma/life sciences organizations in their effort to improve health outcomes through better utilization of the data and information technologies that they rely on. Healthcare Triangle achieves HITRUST Certification for Cloud and Data Platform (CaDP), marketed as CloudEz™, DataEz™ and readabl.AI. HITRUST Risk-based, 2-year (r2) Certified status demonstrates to our clients the highest standards for data protection and information security. Healthcare Triangle enables the adoption of new technologies, data enlightenment, business agility, and response to immediate business needs and competitive threats. The highly regulated healthcare and life sciences industries rely on Healthcare Triangle for expertise in digital transformation encompassing the cloud, security and compliance, identity management, data lifecycle management, healthcare interoperability, and clinical and business performance optimization. For more information, visit www.healthcaretriangle.com.

Forward-Looking Statements and Safe Harbor Notice

All statements other than statements of historical facts included in this press release are “forward-looking statements” (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include our expectations and those statements that use forward-looking words such as “projected,” “expect,” “possibility” and “anticipate.” The achievement or success of the matters covered by such forward-looking statements involve significant risks, uncertainties and assumptions. Actual results could differ materially from current projections or implied results. Investors should read the risk factors set forth in the Company’s Annual Report on Form 10-K filed with the SEC on February 18, 2025, subsequent filings and future reports filed with the SEC. All the Company’s forward-looking statements are expressly qualified by all such risk factors and other cautionary statements.

The Company cautions that statements and assumptions made in this news release constitute forward-looking statements and make no guarantee of future performance. Forward-looking statements are based on estimates and opinions of management at the time statements are made. The information set forth herein speaks only as of the date hereof. The Company and its management undertake no obligation to revise these statements following the date of this news release.

Contacts

Investors:

1-800-617-9550

ir@healthcaretriangle.com